Exhibit 99.1
SciQuest Announces Fourth Quarter and Full Year 2010 Financial Results
CARY, N.C. — February 23, 2011 — SciQuest, Inc. (Nasdaq: SQI), a leading provider of on-demand strategic procurement and supplier management solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2010.
Stephen Wiehe, President and Chief Executive Officer of SciQuest, said, “We ended 2010 on a very strong note with high levels of customer activity in all of our target markets. In the fourth quarter our focus on continued penetration of these markets was evident in the signing of the largest higher education transaction in our history with the State University of New York at Stony Brook. This transaction is also significant because it opens the door to potential follow-on sales at one of the largest state university systems in the country, as we have experienced with other state systems. We also completed the acquisition of AECsoft, providing SciQuest with leading supplier management and sourcing solutions. Our exceptional reputation for service is contributing to our continued strong renewal activity and as well as follow-on sales with existing customers.”
Wiehe added, “We believe we are entering 2011 in a very strong position to continue our profitable growth by further penetrating existing verticals and broadening our relationship with existing customers. At the same time, we can explore the potential for expanding into new verticals leveraging our strengths in existing markets, using the same strategies that have made us successful in the past.”
Fourth Quarter 2010 Results
SciQuest reported total revenue of $11.0 million for the quarter ended December 31, 2010, an increase of 13% compared to revenue of $9.7 million for the comparable period in 2009.
GAAP income from operations in the fourth quarter of 2010 was $1.5 million, compared to an income from operations of $2.2 million in the fourth quarter of 2009. GAAP net income was $1.0 million, or $0.05 per share, in the fourth quarter of 2010, compared to $18.3 million, or $1.26 per share, in the comparable period in 2009. GAAP net income in the fourth quarter of 2009 included an income tax benefit resulting from a deferred tax asset valuation reserve reduction of $16.8 million.
Non-GAAP income from operations was $2.1 million in the fourth quarter of 2010, excluding stock-based compensation expenses, amortization of intangible assets, and acquisition-related expenses. Non-GAAP income from operations was $2.4 million in the fourth quarter of 2009, excluding stock-based compensation expenses, and amortization of intangible assets.
Non-GAAP net income was $1.3 million, or $0.06 per share, for the fourth quarter of 2010, based on 21.0 million weighted average diluted shares outstanding. This compared to non-GAAP net income of $1.5 million, or $0.10 per share, before dividends on redeemable preferred stock, in the fourth quarter of 2009, based on 14.5 million weighted average diluted shares outstanding.
A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.
Other Fourth Quarter and Recent Highlights
•	SciQuest ended the fourth quarter with 195 customers, an increase from 156 customers at the end of the fourth quarter of 2009.
•	In January, SciQuest completed its acquisition of AECsoft USA, Inc., providing the company with industry-leading supplier management and sourcing technology for total consideration of approximately $13 million, consisting of $9 million in cash and $4 million in stock.
•	SciQuest ended 2010 with $237 million of backlog revenue with assumed renewals for the next five years, a 16% increase from $205 million at the end of 2009. Contracted backlog revenue not including renewals, over the next five years, was $133 million, a 25% increase from $106 million at the end of 2009.
•	On February 8 through 11, SciQuest hosted its annual NextLevel conference, attracting procurement professionals, supply chain managers, innovative thinkers and industry visionaries to exchange ideas and best practices.

Full Year 2010 Results
On a full year basis, revenue was $42.5 million in 2010, an increase of 17% from the prior year.
GAAP income from operations was $1.1 million in 2010, compared to $2.6 million in 2009. GAAP net loss in 2010 was ($336,000) or ($0.02) per diluted share based on 15.8 million weighted average diluted shares outstanding. This compares to GAAP net income of $16.8 million, or $1.16 in 2009, based on 14.5 million weighted average diluted shares outstanding.
On a non-GAAP basis income from operations was $8.9 million in 2010, excluding stock-based compensation expenses, amortization of intangible assets, a non-recurring management bonus associated the company’s initial public offering, a non-recurring contribution of stock to fund a charitable trust established by the company and acquisition-related expenses. Non-GAAP income from operations increased 36% compared to non-GAAP income from operations of $6.5 million in 2009, excluding litigation settlement and associated legal expenses, stock based compensation expenses and amortization of intangible assets.
Non-GAAP net income was $5.5 million in 2010, or $0.34 per share based on 16.4 million diluted weighted average shares, before dividends on redeemable preferred stock, excluding stock-based compensation expenses, amortization of intangible assets, a non-recurring management bonus associated the company’s initial public offering, a non-recurring contribution of stock to fund a charitable trust established by the company, acquisition-related expenses, and gains on the sale of an investment. Non-GAAP net income increased 33% compared to non-GAAP net income of $4.1 million in 2009, or $0.29 per share based on 14.5 million diluted weighted average shares, before dividends on redeemable preferred stock, excluding litigation settlement and associated legal expenses, amortization of intangible assets, stock based compensation expenses and a deferred tax asset valuation reserve adjustment.
On a full-year basis, operating cash flow was $5.9 million, compared to $4.5 million in 2009. Free cash flow, was $4.4 million, compared to $3.6 million in 2009. Adjusted free cash flow, was $10.6 million, a 56% increase from $6.8 million in the year-ago period.
A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.
Rudy Howard, Chief Financial Officer of SciQuest, said, “We are very pleased with our performance in 2010 with results at or above our anticipated guidance range. With our first acquisition as a public company completed, we look forward to continued organic growth that can be complemented by additional product offerings going forward. With our highly visible revenue model, we are anticipating sequential top-line growth through 2011 and are confident that as we grow our business, we will continue to show healthy profitability and cash flows.”
Business Outlook
Based on information available as of February 23, 2011, SciQuest is issuing guidance for the first quarter and full year 2011 as follows:
First Quarter 2011: The company expects first quarter revenue to be in the range of $12.3 million to $12.5 million, this includes approximately $1 million contribution from our acquisition of AECsoft that was announced in December and closed January 1, 2011. The company expects GAAP net income per share to be in the range of $0.03 to $0.04. GAAP net income per share includes stock-based compensation expense, amortization of intangible assets and remaining acquisition costs.

The company expects non-GAAP net income per share of $0.04 to $0.05 based on diluted weighted average shares outstanding of 21.4 million shares. The company expects non-GAAP net income for future periods to be determined in a manner consistent with historical practices as set forth in the reconciliation included with the financial tables at the end of this release.
Full Year 2011: The company expects full year 2011 revenue to be in the range of $53.5 million to $54.5 million, which includes a contribution of approximately $4.5 million to $5.0 million from our acquisition of AECsoft. The company expects full year GAAP net income per share to be in the range of $0.21 to $0.22. GAAP net income per share includes stock-based compensation expense, amortization of intangible assets and remaining acquisition costs.
Non-GAAP net income per share is expected to be in the range of $0.26 to $0.27 based on diluted weighted average shares outstanding of 21.5 million shares.
The company expects operating cash flow in 2011 to be in the range of $14.2 to $15.2 million. Free cash flow, which is defined as cash flow from operations less purchases of property and equipment of approximately $1.0 million and capitalization of software development costs of approximately $0.7 million, to be in the range of $12.5 to $13.5 million in 2011.
Conference Call Information

What:	SciQuest’s fourth quarter and full year 2010 financial results conference call
When:	Wednesday, February 23, 2011
Time:	5:00 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 430-3736, domestic
(760) 298-5046, international
Replay:	(800) 642-1687, passcode 35956137, domestic
(706) 645-9291, passcode 35956137, international
Non-GAAP Financial Measures
SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, including a non-recurring management bonus associated with the company’s initial public offering, a non-recurring contribution of stock to fund a charitable trust established by the company, acquisition related expense and gains on the sale of an investment in 2010, and litigation settlement and associated legal expenses and a deferred tax asset valuation reserve adjustment in 2009, and (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest
SciQuest (NASDAQ:SQI) is a leading provider of an integrated, web-based end-to-end eProcurement solution that enables users to realize significant efficiencies and savings on their purchases of indirect goods and services. SciQuest’s unique industry segment expertise and innovative “source-to settle” approach to eProcurement enables Fortune 1000 companies and organizations in the higher education, life sciences, healthcare and public sector markets, as well as other industries, to identify savings opportunities they may otherwise have missed, while improving contract management, compliance and supplier management. SciQuest’s solutions help customers turn spending into a source of savings.
SciQuest is a registered trademark of SciQuest, Inc. Other trademarks contained herein remain the property of their respective owners. For more information about SciQuest, please visit www.sciQuest.com or call 888-638-7322 in the U.S. or +44 1794 341182 in Europe.
Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include references to potential follow-on sales, vertical market expansion, future revenue growth, profitability and cash flows as well as all statements under the heading “Business Outlook.” All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
###
SciQuest media contact:
Melissa London
SciQuest, Inc.
919-659-2228
mlondon@sciquest.com
SciQuest Investor contact:
Garo Toomajanian
ICR, LLC
1-800-550-6380
investorrelations@sciquest.com
SQI-F

SCIQUEST, INC.
BALANCE SHEETS
(in thousands except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,494	$17,132
Short-term investments	20,000	—
Restricted cash	—	350
Accounts receivable	6,400	4,846
Prepaid expenses and other current assets	1,297	834
Deferred tax asset	207	177

Total current assets	45,398	23,339
Property and equipment, net	1,993	1,307
Goodwill	6,765	6,765
Intangible assets, net	1,039	1,340
Deferred project costs	5,667	5,148
Deferred tax asset	15,675	16,623
Other	150	43

Total assets	$76,687	$54,565

Liabilities and Redeemable Preferred Stock
Current liabilities:
Accounts payable	$51	$46
Accrued liabilities	4,200	2,980
Deferred revenues	28,305	27,066
Line of credit	—	350

Total current liabilities	32,556	30,442
Deferred revenues, less current portion	9,896	7,209
Series A redeemable preferred stock at redemption value, $0.001 par value; 222,073 shares authorized; zero and 222,073 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	—	34,072
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value; 32,000,000 shares authorized; 20,532,443 and 14,342,284 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	20	14
Additional paid-in capital	50,462	—
Notes receivable from stockholders	(15)	(769)
Accumulated deficit	(16,232)	(16,403)

Total stockholders’ equity (deficit)	34,235	(17,158)

Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$76,687	$54,565

SCIQUEST, INC.
STATEMENTS OF OPERATIONS
(in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenues	$11,018	$9,724	$42,477	$36,179
Cost of revenues (1)(2)	2,586	1,867	9,361	7,494

Gross profit	8,432	7,857	33,116	28,685

Operating expenses: (1)
Research and development	2,303	1,731	8,395	8,059
Sales and marketing	2,808	2,876	11,592	10,750
General and administrative	1,704	953	5,810	3,703
Amortization of intangible assets	75	101	301	403
Management bonus plan associated with initial public offering	—	—	5,888	—
Litigation settlement and associated legal expenses	—	—	—	3,189

Total operating expenses	6,890	5,661	31,986	26,104

Income from operations	1,542	2,196	1,130	2,581
Other income (expense), net:
Interest income	19	(3)	40	37
Interest expense	—	(1)	(2)	(6)
Other (expense) income, net	(9)	—	1,689	(4)

Total other income, net	10	(4)	1,727	27

Income before income taxes	1,552	2,192	2,857	2,608
Income tax (expense) benefit	(548)	16,821	(1,114)	16,821

Net income	$1,004	$19,013	$1,743	$19,429

Dividends on redeemable preferred stock	—	674	2,079	2,595

Net income (loss) attributable to common stockholders	$1,004	$18,339	$(336)	$16,834

Net income (loss) attributable to common stockholders per share
Basic	$0.05	$1.30	$(0.02)	$1.20
Diluted	$0.05	$1.26	$(0.02)	$1.16

Weighted average shares outstanding used in computing per share amounts
Basic	20,306	14,139	15,754	14,061
Diluted	20,966	14,533	15,754	14,450

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cost of revenues	$31	$5	$83	$33
Research and development	39	23	236	86
Sales and marketing	28	24	167	83
General and administrative	85	36	602	163

	$183	$88	$1,088	$365

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$74	$42	$241	$167

SCIQUEST, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cash flows from operating activities
Net income	$1,004	$19,013	$1,743	$19,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	293	290	1,093	1,214
Gain on sale of investment	—	—	(1,700)	—
Stock-based compensation expense	183	88	1,088	365
Non-recurring contribution of stock to fund a charitable trust established by the Company	—	—	238	—
Deferred taxes	469	(16,800)	918	(16,800)
Loss from disposal of property and equipment	2	140	2	140
Changes in operating assets and liabilities:
Accounts receivable	(2,947)	(1,587)	(1,554)	(1,340)
Prepaid expense and other current assets	(227)	(262)	(463)	40
Deferred project costs and other assets	(700)	(741)	(626)	(362)
Accounts payable	28	(176)	5	(255)
Accrued liabilities and other	826	79	1,220	(615)
Deferred revenues	4,126	4,769	3,926	2,685

Net cash provided by operating activities	3,057	4,813	5,890	4,501
Cash flows from investing activities
Addition of capitalized software development costs	(127)	(125)	(648)	(220)
Purchase of property and equipment	(350)	(158)	(832)	(685)
Purchase of short-term investments	(20,000)	—	(20,000)	—
Proceds from sale of investment	—	—	1,700	—
Restricted cash	—	—	350	—

Net cash used in investing activities	(20,477)	(283)	(19,430)	(905)
Cash flows from financing activities
Proceeds from public offering, net of underwriting discount	—	—	53,010	—
Initial public offering costs	(550)	—	(2,421)	—
Redemption of preferred stock	—	—	(36,151)	—
Issuance of common and restricted stock	—	1	39	25
Repurchases of restricted stock	—	—	(273)	(15)
Repayment of notes payable	—	—	(350)	—
Repayment of notes receivable from stockholders	—	11	4	18
Proceeds from exercise of warrants	15	—	15	—
Proceeds from exercise of common stock options	5	2	29	6

Net cash (used in) provided by financing activities	(530)	14	13,902	34
Net (decrease) increase in cash and cash equivalents	(17,950)	4,544	362	3,630
Cash and cash equivalents at beginning of the period	35,444	12,588	17,132	13,502

Cash and cash equivalents at end of the period	$17,494	$17,132	$17,494	$17,132

RECONCILIATION DATA
(UNAUDITED)
(in thousands except share and per share amounts)
Reconciliation of Net Income to non-GAAP Net Income:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net Income	$1,004	$19,013	$1,743	$19,429
Management bonus plan associated with initial public offering	—	—	5,888	—
Litigation settlement and associated legal expenses	—	—	—	3,189
Amortization of intangible assets	75	101	301	403
Stock-based compensation	183	88	1,088	365
Non-recurring stock contribution to fund a charitable trust established by the Company	—	—	238	—
Acquisition-related costs	265	—	265	—
Gain on sale of investment	—	—	(1,700)	—
Deferred tax asset valuation reduction	—	(16,800)	—	(16,800)
Tax effect of adjustments	(185)	(889)	(2,287)	(2,437)

Non-GAAP net income	$1,342	$1,513	$5,536	$4,149

Non-GAAP net income per share:
Basic	$0.07	$0.11	$0.35	$0.30
Diluted	$0.06	$0.10	$0.34	$0.29

Weighted average shares outstanding used in computing per share amounts:
Basic	20,306	14,139	15,754	14,061
Diluted	20,966	14,533	16,368	14,450
Reconciliation of Income from Operations to non-GAAP Income from Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Income from Operations	$1,542	$2,196	$1,130	$2,581
Management bonus plan associated with initial public offering	—	—	5,888	—
Litigation settlement and associated legal expenses	—	—	—	3,189
Amortization of intangible assets	75	101	301	403
Stock-based compensation	183	88	1,088	365
Non-recurring stock contribution to fund a charitable trust established by the Company	—	—	238	—
Acquisition-related costs	265	—	265	—

Non-GAAP income from operations	$2,065	$2,385	$8,910	$6,538

Reconciliation of Operating Expenses to non-GAAP Operating Expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating expenses	$6,890	$5,661	$31,986	$26,104
Management bonus plan associated with initial public offering	—	—	(5,888)	—
Litigation settlement and associated legal expenses	—	—	—	(3,189)
Amortization of intangible assets	(75)	(101)	(301)	(403)
Stock-based compensation	(152)	(83)	(1,005)	(332)
Non-recurring stock contribution to fund a charitable trust established by the Company	—	—	(238)	—
Acquisition-related costs	(265)	—	(265)	—

Non-GAAP operating expenses	$6,398	$5,477	$24,289	$22,180

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$3,057	$4,813	$5,890	$4,501
Purchase of property and equipment	(350)	(158)	(832)	(685)
Capitalization of software development costs	(127)	(125)	(648)	(220)

Free cash flow	2,580	4,530	4,410	3,596
Management bonus plan associated with initial public offering	—	—	5,888	—
Litigation settlement and associated legal expenses	—	66	—	3,189
Acquisition-related costs	265		265

Adjusted free cash flow	$2,845	$4,596	$10,563	$6,785